EXHIBITS 5.1 and 23.1

December 3, 2009

Toyota Auto Finance Receivables LLC

19851 South Western Avenue EF 12

Torrance, California 90501

Toyota Motor Credit Corporation

19001 South Western Avenue

Torrance, California 90501

Re:

Toyota Auto Finance Receivables LLC

Toyota Motor Credit Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Toyota Auto Finance Receivables LLC (“TAFR LLC”) and Toyota Motor Credit Corporation (“TMCC”), in connection with the preparation of a registration statement on Form S-3 with the registration file number 333-159170 (the “Registration Statement”) relating to the proposed offering from time to time by one or more trusts (each, a “Trust”) in one or more series (each, a “Series”) of Asset Backed Notes (the “Notes”) and the proposed offering from time to time of demand notes by TMCC (the “TMCC Demand Notes”). The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the conditions of a separate trust agreement and amended and restated trust agreement, a sale and servicing agreement, an indenture and an administration agreement (each, an “Agreement”) among TAFR LLC, TMCC, an indenture trustee (the “Indenture Trustee”), an owner trustee (the “Owner Trustee”) and one or more other entities, each to be identified in the prospectus supplement for such Series of Notes.  The TMCC Demand Notes will be issued pursuant to a Demand Note Indenture (the “Demand Note Indenture”) between TMCC and a demand note indenture trustee (the “Demand Note Indenture Trustee”) identified in the prospectus supplement for such TMCC Demand Notes.

As such counsel, we have examined copies of the Limited Liability Company Agreement of TAFR LLC and the Certificate of Incorporation and By-Laws of TMCC, the Registration Statement, the base prospectus (the “Prospectus”) and the form of prospectus supplement (the “Prospectus Supplement”) included therein, the form of each Agreement, the form of Demand Note Indenture and originals or copies of such other corporate minutes, records, agreements and other instruments of TAFR LLC and TMCC, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of TAFR LLC, TMCC and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America and the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that, when the issuance, execution and delivery of each Series of Notes has been authorized by all necessary limited liability company or corporate action of each of TAFR LLC or TMCC, as applicable, in accordance with the provisions of the related Agreement or Agreements, and when such Notes have been duly executed and delivered, authenticated by the Indenture Trustee and sold as described in the Registration Statement, assuming that such Notes are issued in accordance with the provisions of the Agreements, such Notes will constitute valid and binding obligations of the applicable Trust thereof, enforceable in accordance with their respective terms and the terms of such Agreement or Agreements. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

Based upon and subject to the foregoing, we also are of the opinion that, when the issuance, execution and delivery of the TMCC Demand Notes has been authorized by all necessary corporate action of TMCC, in accordance with the provisions of the related Demand Note Indenture, and when such TMCC Demand Notes have been duly executed and delivered, authenticated by the Demand Note Indenture Trustee and sold as described in the Registration Statement, assuming that such TMCC Demand Notes are issued in accordance with the provisions of the Demand Note Indenture, such TMCC Demand Notes will constitute valid and binding obligations of TMCC, enforceable in accordance with their respective terms and the terms of such Demand Note Indenture.  This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to this firm in the Prospectus and the related Prospectus Supplement which form a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of TAFR LLC, TMCC or any dealer in connection with the registration of the Notes or the TMCC Demand Notes, as applicable, under the securities or blue sky laws of any state or jurisdiction. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours, /s/ Bingham McCutchen LLP BINGHAM McCUTCHEN LLP